SECURITIES PURCHASE AGREEMENT

Dated as of April 14, 2008

among

AAMAXAN TRANSPORT GROUP, INC.

and

THE PURCHASERS LISTED ON EXHIBIT A

i

ii

Table of Contents

		Page
Section 7.10	Survival	34

Section 7.11	Counterparts	34

Section 7.12	Publicity	35

Section 7.13	Severability	35

Section 7.14	Further Assurances	35

iii

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of April 14, 2008 by and among Aamaxan Transport Group, Inc., a Delaware corporation (the “Company”), and each of the Purchasers of Units whose names are set forth on Exhibit A hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

The parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Preferred Stock

Section 1.1  Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers and each of the Purchasers shall purchase from the Company, Units (the “Units”), each consisting of one share of the Company’s Series A Senior Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), convertible into one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and one Series A Warrant (as defined below) to purchase Common Stock, in the amounts set forth opposite such Purchaser’s name on Exhibit A hereto. The designation, rights, preferences and other terms and provisions of the Series A Senior Convertible Preferred Stock are set forth in the Series A Certificate of Designation of the Relative Rights and Preferences of the Series A Senior Convertible Preferred Stock attached hereto as Exhibit B (the “Series A Certificate of Designation”). The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(2) of the Securities Act.

Section 1.2  Warrants. Upon the following terms and conditions and for no additional consideration, (i) each of the Purchasers shall be issued Series A Warrants, in substantially the form attached hereto as Exhibit C-1 (the “Series A Warrants” or the “Warrants”), to purchase the number of shares of Common Stock equal to Fifty Percent (50.0%) of the number of shares of Common Stock issuable upon conversion of the Preferred Shares purchased by each Purchaser pursuant to the terms of this Agreement, as set forth opposite such Purchaser’s name on Exhibit A hereto.

Section 1.3  Conversion Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred fifty percent (150%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares and exercise of the Warrants then outstanding. Any shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (and such shares when issued) are herein referred to as the “Conversion Shares” and the “Warrant Shares”, respectively. The Preferred Shares, the Conversion Shares and the Warrant Shares are sometimes collectively referred to as the “Shares”.

Section 1.4  Purchase Price and Closings. Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Units for an aggregate purchase price of $3.11 per Unit (the “Purchase Price”). The initial closing of the purchase and sale of the Units to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Guzov Ofsink, LLC , 600 Madison Avenue, 14th Floor, New York, NY 10022 (the “Initial Closing”) at 2:00 p.m., New York time on such date as the Purchasers and the Company may agree upon; provided, that all of the conditions set forth in Article IV hereof and applicable to the Initial Closing shall have been fulfilled or waived in accordance herewith (the “Initial Closing Date”). The Purchasers and the Company acknowledge and agree that the Company may consummate the sale of additional Units to Purchasers or other purchasers, on the terms set forth in this Agreement and the other Transaction Documents (as defined in Section 2.1(b) hereof), at a closing or additional closings (each, an “Additional Closing”; the Initial Closing and any Additional Closing are also sometimes referred to herein as a “Closing”), all of which Additional Closings shall occur not later than June 13, 2008 (the date of any Additional Closing is hereinafter referred to as an

Additional Closing Date” and the Initial Closing Date and any Additional Closing Date are also sometimes referred to herein as a “Closing Date”). Subject to the terms and conditions of this Agreement, at each Closing the Company shall deliver or cause to be delivered to each Purchaser (x) a certificate for the number of Preferred Shares set forth opposite the name of such Purchaser on Exhibit A hereto (or as such Exhibit A may be amended to add additional purchasers at an Additional Closing), (y) its Warrants to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A attached hereto (or as such Exhibit A may be amended to add additional purchasers at an Additional Closing) and (z) any other documents required to be delivered pursuant to Article IV hereof. For the Initial Closing, each Purchaser shall deliver its Purchase Price for the number of Units purchased by wire transfer to the escrow account pursuant to the Closing Escrow Agreement (as hereafter defined). For Additional Closings, each Purchaser shall deliver its Purchase Price for the number of Units purchased directly to the Company. In addition, the parties acknowledge that Three Hundred Thousand Dollars ($300,000) of the Purchase Price funded on the Initial Closing Date shall be deposited in an escrow account pursuant to the General Escrow Agreement (as hereafter defined) to be used by the Company in connection with investor and public relations.

Section 1.5  Share Exchange Transaction. The parties acknowledge that immediately prior to the consummation of the transactions contemplated by this Agreement at the Initial Closing, the Company will issue not more than 16,607,143 shares of its Common Stock to Kamick Assets Limited, a company organized in the British Virgin Islands (“Kamick”), pursuant to that certain Share Exchange Agreement dated as of the date hereof by and among the Company, Asia Business Management Group Limited, a company organized in the British Virgin Islands, (“ABM”), and Kamick (the “Share Exchange Agreement”), and upon the consummation of the transactions contemplated by the Share Exchange Agreement (i) Shanghai Anhante (Beijing) Medical Technology Co., Ltd. (“WFOE”), a “wholly foreign owned enterprise” organized under the laws of the People’s Republic of China (the “PRC”) and a direct wholly-owned subsidiary of ABM immediately prior to the consummation of the transactions contemplated by the Share Exchange Agreement, will become an indirect wholly-owned subsidiary of the Company (the “Share Exchange Transaction”) and (ii) the capital structure of the Company will be as set forth on Schedule 1.5 attached hereto.

ARTICLE II

Representations and Warranties

Section 2.1  Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a)  Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries except as set forth in the Company’s Form 10-KSB for the year ended January 31, 2008, including the accompanying financial statements (the “Form 10-KSB”). or as set forth in Schedule 2.1(g). Except as set forth on Schedule 2.1(a), the Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(c) hereof) on the Company’s financial condition.

(b)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), the Lock-Up Agreement (as defined in Section 3.12 hereof) in the form attached hereto as Exhibit E, the General Escrow Agreement by and among the Company, the Purchasers and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit F-1 attached hereto (the “General Escrow Agreement”) the Securities Escrow Agreement by and among the Company, the Purchasers and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit F-2 attached hereto (the “Securities Escrow Agreement”) and the Closing Escrow Agreement among the Company, the Purchasers and the escrow agent named therein, dated as of the date hereof, in the form of Exhibit F-3 attached hereto (the “Closing Escrow Agreement”)(and together with the General Escrow Agreement and Securities Escrow Agreement, the “Escrow Agreements”), the Irrevocable Transfer Agent Instructions (as defined in Section 3.9), the Series A Certificate of Designation, and the Warrants (collectively, the “Transaction Documents”) and to issue and sell the Units, the Shares and the Warrants in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)  Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock and the Preferred Shares have been duly and validly authorized. Except as contemplated by the Transaction Documents or as set forth on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Except as contemplated by the Transaction Documents, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as contemplated by the Transaction Documents or as set forth on Schedule 2.1(c) hereto, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect (as defined below). The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (the “Articles”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”). For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(d)  Issuance of Shares. The Units, the Preferred Shares and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Series A Certificate of Designation. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Series A Certificate of Designation and the Warrants, respectively, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clauses (i) and (iv) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing; provided, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

(f)  Commission Documents, Financial Statements. The Common Stock is currently registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended the “Exchange Act”), and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). At the times of their respective filings, the Form 10-KSB and the Form 10-QSBs and the current report on Form 8-K that is required to be and shall be filed by the Company within four business days after the Closing Date to disclose the transactions contemplated hereby and under the other Transaction Documents and the transactions contemplated by the Share Exchange Agreement and the Entrustment Agreements(as defined in Section 2.1(dd) hereof) (the “Form 8-K”), complied and, in the case of the Form 8-K, will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of respective dates, neither the Form 10-KSB nor the Form 10-QSB contained or, in the case of the Form 8-K, contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Kamick Financial Statements (as defined in Section 4.2(t) hereof) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The Kamick Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present in all material respects, the financial conditions and results of Kamick has defined in Section 4.2(t) hereof and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended.

(g)  Subsidiaries. Schedule 2.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership. For the purposes of this Agreement, “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. Other than as contemplated by the Transaction Documents, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Other than as contemplated by the Transaction Documents, neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary, with the exception of the Entrustment Agreements(as defined in Section 2.1(dd)(i) below).

(h)  No Material Adverse Effect. Other than as disclosed in the Company’s Commission Documents, since December 31, 2007, neither the Company nor any of its subsidiaries has experienced or suffered any Material Adverse Effect.

(i)  No Undisclosed Liabilities. Except as disclosed in the Form 10-KSB, the Form 10-QSB and the Form 8-K, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its subsidiaries respective businesses since December 31, 2007 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

(j)  No Undisclosed Events or Circumstances. To the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(k)  Indebtedness. The Form 10-KSB, Form 10-QSB and the Form 8-K set forth all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth in Schedule 2.1(k), neither the Company nor any subsidiary is in default with respect to any Indebtedness.

(l)  Title to Assets. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the Form 10-KSB, the Form 10-QSB and the Form 8-K free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, all properties and assets (i) purportedly owned or used by them as reflected in the Form 10-KSB, Form 10-QSBs, and the Form 8-K or (ii) necessary for the conduct of their business as currently conducted except for those disclosed in the Form 10-KSB, Form 10-QSBs and the Form 8-K. All leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

(m)  Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any executive officers or directors of the Company or subsidiary in their capacities as such.

(n)  Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in material compliance with all applicable federal, state and local governmental laws, rules, regulations and ordinances. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business in all material respects as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(o)  Taxes. The Company and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(p)  Certain Fees. Except as set forth on Schedule 2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

(q)  Operation of Business. The Company and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except where the failure to so own or possess would not have a Material Adverse Effect.

(r)  Books and Record Internal Accounting Controls. Except as otherwise disclosed in the Form 10-KSB, the Form 10-QSB, or the Form 8-K, the books and records of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary.

(s)  Material Agreements. Neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 (collectively, the “Material Agreements”) if the Company or any subsidiary were registering securities under the Securities Act. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect the result of which would cause a Material Adverse Effect. Except as restricted under applicable laws and regulations, the incorporation documents, certificate of designations or the Transaction Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company’s Preferred Shares, other preferred stock, if any, or its Common Stock.

(t)  Transactions with Affiliates. Except as set forth in the Commission Documents, the Transaction Documents or the Entrustment Agreements(as defined in Section 2.1(dd)(i) below), there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

(u)  Securities Act of 1933. Assuming the accuracy of the representations of the Purchasers set forth in Section 2.2 (d)-(h) hereof, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares and the Warrants hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Units, the Shares, the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Units, the Shares and the Warrants in violation of the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Units, the Shares and the Warrants.

(v)  Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Series A Certificate of Designation with the Secretary of State for the State of Delaware, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Units, the Preferred Shares and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

(w)  Absence of Certain Developments. Since December 31, 2007, neither the Company nor any subsidiary has:

(i)  issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii)  borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such subsidiary’s business;

(iii)  discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv)  declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v)  sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi)  sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii)  suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii)  made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)  made capital expenditures or commitments therefor that aggregate in excess of $50,000;

(x)  entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi)  made charitable contributions or pledges in excess of $10,000;

(xii)  suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)  experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv)  effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

(xv)  entered into an agreement, written or otherwise, to take any of the foregoing actions.

(x)  Public Utility Holding Company Act and Investment Company Act Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(y)  ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Units, the Preferred Shares and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided, that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(ac), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(z)  Dilutive Effect. The Company understands and acknowledges that it has an obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Series A Certificate of Designation and to issue the Warrant Shares upon the exercise of the Warrants in accordance with this Agreement and the Warrants regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

(aa)  No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Shares pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Shares to be integrated with other offerings. The Company does not have any registration statement pending before the Commission or currently under the Commission’s review and since January 1, 2007, except as contemplated under the Transaction Documents, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(bb)  Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that the decision of each Purchaser to purchase securities pursuant to this Agreement has been made by such Purchaser independently of any other purchase and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries which may have made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been reviewed by counsel for one of the Purchasers and such counsel does not represent all of the Purchasers but only such Purchaser and the other Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby. The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(cc)  Transfer Agent. The name, address, telephone number, fax number, contact person and email address of the Company’s current transfer agent is set forth on Schedule 2.1(cc) hereto.

(dd)  Subject to the consummation of the Share Exchange Transaction, the Company represents on behalf of WFOE, and, upon consummation of the Share Exchange Transaction:

(i)  that WFOE has the legal right, power and authority (corporate and other) to enter into and perform its obligations under each of agreements with Shanghai Atrip Medical Technology Co., Ltd., a PRC company (“SMT”), as set forth on Schedule 2.1(dd) (collectively, the “Entrustment Agreements”) to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each of the Entrustment Agreements to which it is a party; and each of the Entrustment Agreements to which WFOE is a party constitutes a valid and legally binding obligation of WFOE, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(ii)  that WFOE does not own or lease properties or conduct any business outside of the PRC and that WFOE does not need to be duly qualified as a foreign corporation for the transaction of business under the laws of any jurisdiction in which it is not now so qualified.

(iii)  that the execution and delivery by WFOE of, and the performance by WFOE of its obligations under, each of the Entrustment Agreements to which it is a party and the consummation by WFOE of the transactions contemplated therein will not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which WFOE is a party or by which WFOE is bound or to which any of the properties or assets of WFOE is subject; (B) result in any violation of the provisions of the articles of association or business license of WFOE; and (C) will not result in any violation of any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, except that, with respect to (A) and (C), such conflict, breach or violation would not reasonably be expected to have a Material Adverse Effect.

(iv)   that each of the Entrustment Agreements is in proper and enforceable legal form under the laws of the PRC and to ensure the legality, validity, enforceability or admissibility in evidence of each of the Entrustment Agreements in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any of the Restructuring Agreements, except as set forth on Schedule 2.1(dd)(iv).that all material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of WFOE have been duly obtained from the relevant PRC governmental authorities and are in full force and effect. Each of the Entrustment Agreements has been duly executed by each party thereto and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of such Person, enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. The Entrustment Agreements fully and legally transfer from SMT to WFOE all of the right to transact in and with, sell, license, encumber, grants right in and to, dispose of, and otherwise deal in and with any and all of the assets (including, without limitation, the goodwill, intellectual property rights, profits, tangible and intangible assets, rights, claims, rebates, refunds and properties), and liabilities of SMT. The Entrustment Agreements comply in all material respects with the laws and regulations of the PRC.

(v)   All filings and registrations with the PRC governmental authorities required in respect of WFOE and its capital structure and operations including, without limitation, the registration with the Ministry of Commerce, the China Securities Regulatory Commission, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant PRC rules and regulations, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(vi)   WFOE has complied with all relevant PRC laws and regulations regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC governmental authorities. There are no outstanding rights of, or commitments made by the Company or any Subsidiary to sell any equity interest in WFOE.

(vii)   WFOE is not in receipt of any letter or notice from any relevant PRC governmental or quasi-governmental authority notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC governmental authority for non-compliance with the terms thereof or with applicable PRC laws, or the need for compliance or remedial actions in respect of the activities carried out by WFOE, except such revocation does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(viii)   WFOE has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC governmental authorities other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any part of WFOE’s business which is subject to periodic renewal, the Company has no knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC governmental authorities.

With regard to employment and staff or labor, WFOE has complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.

Section 2.2  Representations and Warranties of the Purchasers. Each Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and Closing Date, with respect solely to itself and not with respect to any other Purchaser:

(a)  Organization and Good Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)  Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and each of the other Transaction Documents to which such Purchaser is a party and to purchase the Preferred Shares and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement and each of the other Transaction Documents to which such Purchaser is a party has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms thereof.

(c)  No Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws, operating agreement, partnership agreement or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any other Transaction Document to which such Purchaser is a party or to purchase the Preferred Shares or acquire the Warrants in accordance with the terms hereof, provided, that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)  Acquisition for Investment. Each Purchaser is acquiring the Units, and the underlying Preferred Shares and the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell the Preferred Shares or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Shares or the Warrants to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(h) below, such Purchaser does not agree to hold the Shares or the Warrants for any minimum or other specific term and reserves the right to dispose of the Shares or the Warrants at any time in accordance with Federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares and the Warrants and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. Each Purchaser further acknowledges that such Purchaser understands the risks of investing in companies domiciled and/or which operate primarily in the People’s Republic of China and that the purchase of the Shares and Warrants involves substantial risks.

(e)  Status of Purchasers. Each Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer, nor an affiliate of a broker-dealer.

(f)  Opportunities for Additional Information. Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company. In making the decision to invest in the Company and its business, each Purchaser hereby acknowledges that such Purchaser has relied solely upon the Kamick Financial Statements, the Draft Form 8-K (defined in Section 4.2(v) hereto) and other written information provided to such Purchaser by the Company and Kamick.

(g)  No General Solicitation. Each Purchaser acknowledges that the Units were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h)  Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i)  General. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares.

(j)  Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Shares.

(k)  Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any short sales involving the Company’s securities) since the earlier to occur of (i) the time that such Investor was first contacted by the Company regarding an investment in the Company and (ii) the 30th day prior to the date of this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(l)  Brokers. Other than to Capital Investment Services, Inc. (“CIS”), each Purchaser has no knowledge of any brokerage or finder’s fees or commissions that are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement

ARTICLE III

Covenants

The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

Section 3.1  Securities Compliance. The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Units, the Preferred Shares, Warrants, Conversion Shares and Warrant Shares as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Units, the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares to the Purchasers or subsequent holders.

Section 3.2  Registration and Listing. The Company shall (a) comply in all respects with its reporting and filing obligations under the Exchange Act, (b) comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and (c) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act except as permitted under the Transaction Documents. The Company will take all action necessary to continue the quotation or listing of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading or may be traded in the future. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, as amended. Upon the request of the Purchasers, the Company shall deliver to the Purchasers a written certification of a duly authorized officer as to whether it has complied with such requirements.

Section 3.3  Compliance with Laws. The Company shall comply, and cause each subsidiary to comply in all material respects, with all applicable laws, rules, regulations and orders.

Section 3.4  Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.5  Reporting Requirements. If the Commission ceases making periodic reports filed under the Exchange Act available via the Internet, then at a Purchaser’s request the Company shall furnish the following to such Purchaser so long as such Purchaser shall beneficially own any Shares:

(a)  Quarterly Reports filed with the Commission on Form 10-QSB as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

(b)  Annual Reports filed with the Commission on Form 10-KSB as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

(c)  Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.6  Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any subsidiary under any Transaction Document. The Company shall take all necessary steps to have Board of Directors composed of a majority of independent directors within 120 days of the Closing Date.

Section 3.7  Distributions. So long as any Preferred Shares remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock unless such dividends or distributions are also simultaneously paid or made to the holders of the Preferred Shares on an as-converted basis or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

Section 3.8  Reservation of Shares. So long as any of the Preferred Shares or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred fifty percent (150%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

Section 3.9  Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants in the form of Exhibit G attached hereto (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.9 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that such Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.9 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.9 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.9, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.10  Disposition of Assets. So long as any Preferred Shares remain outstanding, neither the Company nor any Subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except for (i) sales to customers in the ordinary course of business (ii) sales or transfers between the Company and its Subsidiaries or between Subsidiaries of the Company, (iii) sales or transfers between the Company, any of its Subsidiaries or (iv) otherwise with the prior written consent of the holders of a majority of the Preferred Shares then outstanding.

Section 3.11  Reporting Status. So long as a Purchaser beneficially owns any of the Shares, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 3.12  Lock-Up Agreement. The persons listed on Schedule 3.12 attached hereto shall be subject to the terms and provisions of a lock-up agreement in substantially the form as Exhibit E hereto (the “Lock-Up Agreement”), which shall provide the manner in which such persons will sell, transfer or dispose of their shares of Common Stock.

Section 3.13  Investor and Public Relations Escrow. The Company shall cause to be deposited pursuant to the terms of a General Escrow Agreement to be dated as of the Closing Date (the “General Escrow Agreement”), Three Hundred Thousand Dollars ($300,000) of the Purchase Price funded on the Closing Date in an escrow account to be used by the Company in connection with investor and public relations.

Section 3.14   Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares and the Warrants in a manner that would require the registration under the Securities Act of the sale of the Shares and the Warrants to the Investors, or that would be integrated with the offer or sale of the Shares and the Warrants for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Shares and the Warrants to the Investors.

Section 3.15  Limitation on Issuance of Future Priced Securities. During the twelve months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

Section 3.16  Additional Operating Covenants. Save as to the transactions contemplated under this Agreement and other Transaction Documents, including the Schedule on Use of Funds attached hereto as Exhibit J , the Company, ABM, WFOE and SMT (the “Group Companies”)shall not:

(a)
acquire or dispose of, or agree to acquire or dispose of, any material asset, or enter into or amend any agreement or incur any commitment to do so, in each case involving consideration, expenditure or liabilities in excess of US$7 million;.

(b)	acquire or agree to acquire any share, shares or other interest in any company, partnership or other venture;

(c)
incur any additional borrowings or incur any other indebtedness for borrowed money for five years after Closing, other than trade indebtedness incurred in the ordinary course of business, which would cause the Company’s borrowings to be more than twice as much as the sum of the earnings before income taxes, depreciation and amortization from recurring operations over the prior four quarters.

(d)
other than in relation to the issue of the Conversion Shares or Warrant Shares, and other than with respect to the Company Stock Option Plan, create, allot or issue any share capital or loan capital of any Group Company or any option, warrant, or similar right to subscribe for the same;

(e)	repay, redeem or repurchase or agree to repay, redeem or repurchase any share capital or loan capital of any Group Company;

(f)
subdivide outstanding share capital into a larger number of shares, combine (including by way of reverse stock split) outstanding share capital into a smaller number of shares, or issue by reclassification any share capital;

(g)
subdivide outstanding share capital into a larger number of shares, combine (including by way of reverse stock split) outstanding share capital into a smaller number of shares, or issue by reclassification any share capital;

(h)
effect any merger or consolidation of the any Group Company with or into another Person (other than a merger or consolidation between wholly-owned subsidiaries of the Company), effect any sale of all or substantially all of its assets in one or a series of related transactions, enter into or support any tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of share capital or other securities of any Group Company are permitted to tender or exchange their shares or securities for other securities, for cash or for property, or effect any reclassification of its share capital or any compulsory share exchange pursuant to which the share capital or any Group Company is effectively converted into or exchanged for other securities, cash or property;

(i)
enter into any guarantee, indemnity or other agreement to secure any obligation of a third party or create any Encumbrance over any of its assets or undertaking in any such case, save in the ordinary course of business and any approved borrowing or loan(s) which do not exceed US$7 million in the aggregate;

(j)	other than with respect to one or more other Group Companies, sell, transfer, license or grant any rights to the use or enjoyment of any Intellectual Property;

(k)
enter into any transaction(s) aggregating in excess of $120,000 in 12 month period which any executive officer or director or their families had or will have a direct or indirect material interest, except those entered into at arm’s length in the usual and ordinary course of business;

(l)	commencing or acquiring any new line of business which does not fall within the Business or engaging in any other business activities beyond the scope of the Business;

(m)	make or agree to make or extend any loan or advance to any person, firm, body corporate or other business other than in the normal course of business and on an arms’ length basis;

(n)	amend its memorandum or articles of association or other respective governing or formational documents.

Section 3.17 Subsequent Financings

(a) Until December 31, 2009, the Company covenants and agrees to promptly notify (in no event later than five (5) days after making or receiving an applicable offer) in writing (a “Rights Notice”) each holder of Preferred Shares (each, a “Preferred Stockholder” and collectively the “Preferred Stockholders”) of the terms and conditions of any proposed offer or sale to, or exchange with (or other type of distribution to) any third party, of Common Stock, any debt or equity securities convertible, exercisable or exchangeable into Common Stock or any debt securities (a “Subsequent Financing”); provided, however, prior to delivering to each Preferred Stockholder a Rights Notice, the Company shall first deliver to each Preferred Stockholder a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”) within three (3) Trading Days of receiving an applicable offer, which Pre-Notice shall ask such Preferred Stockholder if it wants to review the details of such financing. Upon the request of a Preferred Stockholder, and only upon a request by such Preferred Stockholder within three (3) Trading Days of receipt of a Pre-Notice, the Company shall promptly, but no later than two (2) Trading Days after such request, deliver a Rights Notice to such Preferred Stockholder. The Rights Notice shall describe, in reasonable detail, the proposed Subsequent Financing, the names and investment amounts of all investors participating in the Subsequent Financing (if known), the proposed closing date of the Subsequent Financing, which shall be no earlier than ten (10) Trading Days from the date of the Rights Notice, and all of the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith. The Rights Notice shall provide each Preferred Stockholder an option (the “Rights Option”) during the ten (10) Trading Days following delivery of the Rights Notice (the “Option Period”) to inform the Company whether such Preferred Stockholder will purchase up to its pro rata portion of all or a portion of the securities being offered in such Subsequent Financing on the same, absolute terms and conditions as contemplated by such Subsequent Financing. If any Preferred Stockholder elects not to participate in such Subsequent Financing, the other Preferred Stockholders may participate on a pro-rata basis. For purposes of this Section, all references to “pro rata” means, for any Preferred Stockholder electing to participate in such Subsequent Financing, the percentage obtained by dividing (x) the number of Preferred Shares held by such Preferred Stockholder at the Initial Closing plus the number of Preferred Shares purchased at any Additional Closing, by (y) the total number of all of the Preferred Shares issued hereunder. Delivery of any Rights Notice constitutes a representation and warranty by the Company that there are no other material terms and conditions, arrangements, agreements or otherwise except for those disclosed in the Rights Notice, to provide additional compensation to any party participating in any proposed Subsequent Financing, including, but not limited to, additional compensation based on changes in the Purchase Price or any type of reset or adjustment of a purchase or conversion price or to issue additional securities at any time after the closing date of a Subsequent Financing. If the Company does not receive notice of exercise of the Rights Option from the Preferred Stockholder within the Option Period, the Company shall have the right to close the Subsequent Financing on the scheduled closing date with a third party; provided, that all of the material terms and conditions of the closing are the same as those provided to the Preferred Stockholder in the Rights Notice. If the closing of the proposed Subsequent Financing does not occur that date, any closing of the contemplated Subsequent Financing or any other Subsequent Financing shall be subject to all of the provisions of this Section 3.17(a), including, without limitation, the delivery of a new Rights Notice. The provisions of this Section 3.17(a) shall not apply to issuances of securities in a Permitted Financing.

(b)  For purposes of this Agreement, a Permitted Financing (as defined hereinafter) shall not be considered a Subsequent Financing. A “Permitted Financing” shall mean (i) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation, (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of this Agreement or issued pursuant to this Agreement or any of the other Transaction Documents (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Purchasers), (iii) securities issued in connection with bona fide strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iv) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Company’s Stock Option Plan (as defined below), and (v) any warrants issued to the placement agent, financial advisors and their respective designees for the transactions contemplated by the Transaction Documents.

(c)  Nothing herein shall prohibit the Company from establishing an employee stock option, restricted stock or other form of equity incentive plan “Stock Option Plan”) reserving a number of shares not to exceed ten percent (10%) in the aggregate of the total number of issued and outstanding shares of Common Stock, Conversion Shares issuable upon conversion of all outstanding Preferred Stock and shares of Common Stock issuable upon exercise of all outstanding warrants (but not including shares of Common Stock issued upon exercise of options issued pursuant to a Stock Option Plan), for employees, officers or directors of the Company; provided, however, that such Stock Option Plan or Plans must (i) be approved by the Board; (ii) require that the exercise or strike price be no less than the Warrant Exercise price, as adjusted; (iii) provide at a minimum a three(or whatever longer period is required by listing exchange) year vesting schedule; and (iv) provide that options or similar rights for no more than 35% of the total number of Shares that may be issued thereunder may be issued to any one person; and provided further that, so long as the Preferred Shares and shares of Common Stock issued upon conversion of Preferred Shares still held by the original holders or their affiliates (the “Holders”) equals at least 25% of the initial Preferred Shares issued by the Company (the “Minimum Holding”), the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least seventy-five percent (75%) of the then outstanding Preferred Shares, voting as a separate class:

(i)  on or prior to April 15, 2008 (the “2008 Period”), issue any shares of Common Stock, stock appreciation rights, stock options or other equity securities (“New Equity”) to officers, directors or employees of, or consultants (that are affiliates of the Company)(“Affiliates”), provided, however, that, subject to the aggregate 10% limitation set forth above, the Company may issue New Equity during the one hundred eighty days following 2008 Period up to a maximum of 2% of the number of shares of Common Stock outstanding plus the number of shares of Common Stock issuable upon conversion of all outstanding preferred stock (the “Outstanding Amount”), if the Company meets between 100% and 149% of the “2007 Threshold” as defined below and, provided further, that, subject to such limitation, the Company may issue New Equity during the 2008 Period up to a maximum of 3% of the Outstanding Account, if the Company achieves at least 150% of the “2007 Threshold.”

(ii)  between April 16, 2008 and April 15, 2009 (the “2009 Period”), issue any New Equity to Affiliates, provided, however, that, subject to the aggregate 10% limitation set forth above, the Company may issue New Equity during the one hundred eighty days following the 2009 Period up to a maximum of 2% of the Outstanding Amount, if the Company achieves at least 100% and 149% of the “2008 Threshold,” as defined below; and provided further that, subject to such limitation, the Company may issue New Equity during 2009 up to a maximum of 3% of the Outstanding Amount, if the Company achieves at least 150% of the “2008 Threshold.”

(A) “2007 Performance Threshold” Definition: For the fiscal year ended December 31, 2007, earnings per share, as computed in accordance with US GAAP and reported by the Company in its audited financial statements for 2007 (the “2007 financial statements”) shall equal or exceed $0.31, such “Earnings Per Share” to be calculated by dividing the lesser of Net Income and Cash from Operations, as reported in the Company’s audited financial statements for the fiscal year ended December 31, 2007 (the “2007 Financial Statements”) plus any amounts that may have been recorded as charges or liabilities on the 2007 Financial Statements due to the application of EITF No. 00-19 that are associated with (1) any outstanding Warrants of the Company issued in connection with the Purchase Agreement or (2) any liabilities created as a result of any shares placed in escrow pursuant to the Purchase Agreement (the “Escrow Shares”) being released to any officers or directors of the Company (“2007 Net Income”) by the aggregate number of shares of then outstanding Common Stock on a fully-diluted basis, which number shall include, without limitation, the number of shares of Common Stock issuable upon conversion of the Company’s then outstanding Preferred Shares and the number of shares of Common Stock issuable upon the exercise of any then outstanding preferred stock, warrants or options of the Company (“Outstanding Shares”).

(B) “2008 Performance Threshold” Definition.: For the fiscal year ending December 31, 2008, earnings per share shall equal or exceed $0.45, such “Earnings Per Share” to be calculated by dividing the lesser of Net Income and Cash from Operations, as reported by the Company in the Company’s audited financial statements for the fiscal year ending December 31, 2008 (the “2008 Financial Statements”) plus any amounts that may have been recorded as charges or liabilities on the 2008 Financial Statements due to the application of EITF No. 00-19 that are associated with (1) any outstanding Warrants of the Company issued in connection with the Purchase Agreement or (2) any liabilities created as a result of the Escrow Shares being released to any officers or directors of the Company (“2008 Net Income”) by the then Outstanding Shares.

(d)   For so long as the Holders hold not less than the Minimum Holding, (i) the Company shall not issue any New Equity to Affiliates which does not qualify as an Exempt Issuance under Section 5(f)(vi) of the certificate of designations.

(e)   Any awards made under such plan or exercises of such awards by the recipients thereof shall be deemed to be a Permitted Financing.

Section 3.18 Sarbanes-Oxley Act The Company shall be in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, as required under such Act.

Section 3.19 No Commissions in connection with Conversion of Preferred Shares In connection with the conversion of the Preferred Shares into Conversion Shares, neither the Company nor any Person acting on its behalf will take any action that would result in the Conversion Shares being exchanged by the Company other than with the then existing holders of the Preferred Shares exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange in compliance with Section 3(a)(9) of the Securities Act.

ARTICLE IV

CONDITIONS

Section 4.1  Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the Units, and the underlying Preferred Shares and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before the applicable Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)
Accuracy of Each Purchaser’s Representations and Warranties. The representations and warranties of each Purchaser in this Agreement and each of the other Transaction Documents to which such Purchaser is a party shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)
Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the applicable Closing.

(c)
No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement

(d)	Delivery of Purchase Price. The Purchase Price for the Units, the Preferred Shares and Warrants for the Initial Closing has been delivered to the escrow agent pursuant to the Closing Escrow Agreement.

(e)	Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are parties have been duly executed and delivered by the Purchasers to the Company.

(f)	Share Exchange Transaction. Prior to the Initial Closing, the Share Exchange Transaction shall have been consummated.

Section 4.2  Conditions Precedent to the Obligation of the Purchasers to Purchase the Units. The obligation hereunder of each Purchaser to acquire and pay for the Units is subject to the satisfaction or waiver, at or before the applicable Closing, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a)  Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that are expressly made as of a particular date), which shall be true and correct in all respects as of such date.

(b)  Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing.

(c)  No Suspension, Etc. Quotation of the Common Stock shall not have been suspended by the Commission or the OTC Bulletin Board (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Preferred Shares.

(d)  No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e)  No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f)  Series A Certificate of Designation of Rights and Preferences. Prior to the Initial Closing, the Series A Certificate of Designation in the form of Exhibit B attached hereto shall have been filed with the Secretary of State of Delaware.

(g)  Opinions of Counsel, Etc. At the applicable Closing, the Purchasers shall have received an opinion of U.S. counsel to the Company, dated the date of the applicable Closing, in substantially the form of Exhibit H-1 hereto, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to the applicable Closing. Four (4) days prior to the applicable Closing, the Purchasers shall have received an opinion of PRC counsel, dated the date of the applicable Closing with respect to the Entrustment Agreements and such other matters as the Purchasers may reasonably request, in substantially the form of Exhibit H-2 hereto.

(h)  Registration Rights Agreement. At the applicable Closing, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser in such Closing.

(i)  Certificates. The Company shall have executed and delivered to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Preferred Shares and the Warrants being acquired by such Purchaser at the applicable Closing (in such denominations as such Purchaser shall request) to such address set forth next to each Purchasers name on Exhibit A hereto.

(j)  Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to such Purchaser (the “Resolutions”).

(k)  Reservation of Shares. As of the applicable Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to one hundred fifty percent (150%) of the aggregate number of Conversion Shares issuable upon conversion of the Preferred Shares issued or to be issued pursuant to this Agreement and the number of Warrant Shares issuable upon exercise of the number of Warrants issued or to be issued pursuant to this Agreement.

(l)  Transfer Agent Instructions. As of the Initial Closing Date, the Irrevocable Transfer Agent Instructions, in the form of Exhibit G attached hereto, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(m)  Lock-Up Agreement. As of the Initial Closing Date, the persons listed on Schedule 3.12 hereto shall have delivered to the Purchasers a fully executed Lock-Up Agreement in the form of Exhibit E attached hereto.

(n)  Secretary’s Certificate. The Company shall have delivered to such Purchaser a secretary’s certificate, dated as of the applicable Closing Date, as to (i) the Resolutions, (ii) the Articles, (iii) the Bylaws, (iv) the Series A Certificate of Designation, each as in effect at the applicable Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(o)  Officer’s Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the applicable Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the applicable Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the applicable Closing Date.

(p)  General Escrow Agreement. At the Initial Closing, the Company and the escrow agent shall have executed and delivered the General Escrow Agreement in the form of Exhibit F-1 attached hereto to each Purchaser.

(q)  Securities Escrow Agreement. The Securities Escrow Agreement shall have been executed by the parties thereto and the Escrow Shares (as defined in the Securities Escrow Agreement) shall have been deposited into the escrow account pursuant to the terms of the Securities Escrow Agreement in the form of Exhibit F-2 attached hereto.

(r)  Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

(s)  Share Exchange Transaction. Prior to the Initial Closing, the Share Exchange Transaction shall have been consummated in accordance with the Exchange Agreement, a copy of which is attached hereto as Exhibit K.

ARTICLE V

Stock Certificate Legend

Section 5.1  Legend. Each certificate representing the Preferred Shares and the Warrants, and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Conversion Shares and the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares or the Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Conversion Shares or Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or Warrant Shares (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares and Conversion Shares is then in effect), the Company may cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser or such Purchaser’s Prime Broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer thereof including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Except as otherwise provided in Section 5.1, any Securities subject to a pledge or security interest as contemplated by this Section 5.1 shall continue to bear the legend set forth in this Section 5.1 and be subject to the restrictions on transfer set forth in Section 5.1.

Certificates or instruments evidencing Securities shall not contain any legend (including the legend set forth in Section 5.1): (i) following their disposition pursuant to an effective registration statement (including the Registration Statement with respect to the Shares and the Warrant Shares), or (ii) following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Securities are eligible for sale by the selling Investor without volume restrictions under Rule 144. If an Investor shall make a sale or transfer of Securities either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Transfer Agent the certificate or instrument representing the applicable Securities containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Securities delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate or instrument representing such Securities that is free from all restrictive or other legends by the fifth Trading Day following the Share Delivery Date and (2) following such fifth Trading Day after the Share Delivery Date and prior to the time such Securities are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Securities (a "Buy-In"), then, in addition to any other rights available to the Investor under the Transaction Documents and applicable law, the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

ARTICLE VI

Indemnification

Section 6.1  General Indemnity. The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article VII shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder.

Section 6.2  Indemnification Procedure. Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE VII

Miscellaneous

Section 7.1  Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay all actual and reasonable attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) up to a maximum of $20,000 incurred by the Purchasers in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions and the review of the Restructuring Agreements.

Section 7.2  Specific Enforcement, Consent to Jurisdiction.

(a)  The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)  Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.

Section 7.3  Entire Agreement; Amendment. This Agreement and the other Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least seventy-five percent (75%) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

Section 7.4  Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

Mr. Chen Zhong
Aamaxan Transport Group, Inc.
Suite 6B, 1440 Hongqiao Road
Changning District
Shanghai
PRC
Tel. No.: 86-21-508-05-789
Fax No.: 86-21-508-02-149

with copies to:
Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention: Darren Ofsink
Tel. No.: (212) 371-8008, ext. 102
Fax No.: (212) 688-7273

If to any Purchaser:	At the address of such Purchaser set forth on Exhibit A to this Agreement, with copies to Purchaser’s counsel as set forth on Exhibit A or as specified in writing by such Purchaser with copies to:

Wells Moore Simmons & Hubbard PLLC
P.O. Box 1970
Jackson, MS 39215-1970
Attention.: Nash Neyland
Phone:(601) 354-5400
Fax: (601) 355-5850

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.5  Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6  Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

Section 7.8  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10  Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closings hereunder for a period of two years following the Closing Date.

Section 7.11  Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 7.12  Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 7.13  Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14  Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares, the Series A Certificate of Designation, the Registration Rights Agreement and the other Transaction Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

AAMAXAN TRANSPORT GROUP, INC.

By:
Name:
Title:

PURCHASER

POPE INVESTMENTS II LLC

By:
Name:
Title:

OTHER PURCHASER:
_______________________________
(Name of Other Purchaser)

By:
Name:
Title:

EXHIBIT A TO THE
SECURITIES PURCHASE AGREEMENT
______________________________________________

Investor and Address	Investment	Units Purchased	Shares of Preferred Stock	Series A Warrants

EXHIBIT B TO THE
SECURITIES PURCHASE AGREEMENT
_________________________________________________

FORM OF SERIES A CERTIFICATE OF DESIGNATION

EXHIBIT C-1 TO THE
SECURITIES PURCHASE AGREEMENT
_______________________________________________

FORM OF SERIES A WARRANT

EXHIBIT D TO THE
SECURITIES PURCHASE AGREEMENT
_________________________________________________

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT E TO THE
SECURITIES PURCHASE AGREEMENT
__________________________________________

FORM OF LOCK-UP AGREEMENT

EXHIBIT F-1 TO THE
SECURITIES PURCHASE AGREEMENT
_______________________________________

FORM OF GENERAL ESCROW AGREEMENT

EXHIBIT F-2 TO THE
SECURITIES PURCHASE AGREEMENT
_______________________________________

FORM OF SECURITIES ESCROW AGREEMENT

EXHIBIT F-3 TO THE
SECURITIES PURCHASE AGREEMENT
_______________________________________

FORM OF CLOSING ESCROW AGREEMENT

EXHIBIT G TO THE
SECURITIES PURCHASE AGREEMENT
____________________________________________

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS
___________________________________________

as of ____________, 2008

[Name and address of Transfer Agent]
Attn: _____________

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of April 10, 2008, by and among …………………………, a Delaware corporation (the “Company”), and the purchasers named therein (collectively, the “Purchasers”) pursuant to which the Company is issuing to the Purchasers shares of its Series A Senior Convertible Preferred Stock, par value $.001 per share, (the “Preferred Shares”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”). This letter shall serve as our irrevocable authorization and direction to you provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Preferred Shares (the “Conversion Shares”) and exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Purchaser from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached hereto as Exhibit I and Exhibit II, respectively, (ii) in the case of the conversion of Preferred Shares, a copy of the certificates (with the original certificates delivered to the Company) representing Preferred Shares being converted or, in the case of Warrants being exercised, a copy of the Warrants (with the original Warrants delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such share certificates or the warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if the Purchaser represents in writing that the Conversion Shares or the Warrant Shares, as the case may be, were sold pursuant to the Registration Statement, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received those items and representations listed above, then the certificates for the Conversion Shares and the Warrant Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

and, provided, further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares and the Warrant Shares in the event a registration statement covering the Conversion Shares and the Warrant Shares is subject to amendment for events then current.

A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

Please be advised that the Purchasers are relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, each Purchaser is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

Very truly yours,
[______________________________________]
By: ____________________________________
Name: __________________________________
Title: __________________________________

ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]

By:
Name:
Title:
Date:

EXHIBIT I
_____________________________________________

CONVERSION NOTICE

Reference is made to the Series A Certificate of Designation of the Relative Rights and Preferences of the Series A Senior Convertible Preferred Stock of ________________________(the “Series A Certificate of Designation”). In accordance with and pursuant to the Series A Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series A Senior Convertible Preferred Stock, par value $.001 per share (the “Preferred Shares”), of                              , a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $.0001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:	______________________________________

Number of Preferred Shares to be converted:	_________

Stock certificate no(s). of Preferred Shares to be converted:	________

The Common Stock have been sold pursuant to the Registration Statement (as defined in the Registration Rights Agreement): YES _______ NO______

Please confirm the following information:

Conversion Price:	_______________________________________

Number of shares of Common Stock to be issued:	_______________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: _____________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:	_____________________
_____________________
Facsimile Number:	_____________________

Authorization:	_____________________

	By:	_____________________
	Title:	_____________________
Dated:

EXHIBIT II

FORM OF EXERCISE NOTICE

EXERCISE FORM

____________________________________________

The undersigned____________, pursuant to the provisions of the within Warrant, hereby elects to purchase ______ shares of Common Stock of _ ………………………….. covered by the within Warrant.

Dated:	__________________________________	Signature	__________________________________________

		Address	__________________________________________
__________________________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _______________________

ASSIGNMENT

FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers unto _______________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ______________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	__________________________________	Signature	__________________________________________

		Address	__________________________________________
__________________________________________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers unto _______________ the right to purchase ___________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint __________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	__________________________________	Signature	__________________________________________

		Address	__________________________________________
__________________________________________________

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-_________ canceled (or transferred or exchanged) this _______ day of __________, _______, shares of Common Stock issued therefor in the name of _______________, Warrant No. W-______ issued for _______ shares of Common Stock in the name of ________________.

EXHIBIT III

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[Name and address of Transfer Agent]

Attn: _________

Re: [__________________________________]

Ladies and Gentlemen:

We are counsel to Aamaxan Transport Group, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Series A Senior Convertible Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated as of April 10, 2008, by and among the Company and the purchasers named therein (collectively, the “Purchasers”) pursuant to which the Company issued to the Purchasers shares of its Series A Senior Convertible Preferred Stock, par value $.001 per share, (the “Preferred Shares”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”), dated as of April 10, 2008, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants, under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on April 10, 2008, the Company filed a Registration Statement on Form SB-2 (File No. 333-________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the resale of the Registrable Securities which names each of the present Purchasers as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,
GUZOV OFSINK, LLC

By:

cc: [LIST NAMES OF PURCHASERS]

EXHIBIT H-1 TO THE
SECURITIES PURCHASE AGREEMENT
____________________________________________

FORM OF OPINION OF COUNSEL

EXHIBIT H-2 TO THE
SECURITIES PURCHASE AGREEMENT
____________________________________________

FORM OF OPINION OF PRC COUNSEL

EXHIBIT J TO THE
SECURITIES PURCHASE AGREEMENT
____________________________________________

Use of Funds Schedule

Amount of Funds	Purposes
$10 million	Mergers and Acquisitions
$6 million	Hemo-Dialysis Centers
$3 million	Transaction Costs
$1 million	Additional Working Capital

EXHIBIT K TO THE
SECURITIES PURCHASE AGREEMENT
____________________________________________

Share Exchange Agreement

EXHIBIT A

Securities Purchase Agreement

Schedule 2.3

Subsidiaries of ATG

None

Schedule 3.3

Subsidiary of ABM	ABM Equity Interest

Anhante (Beijing) Medical Technology Co., Ltd.	100%

Schedule B

Capitalization Table